Exhibit 99.1

FirstEnergy Corp.	For Release: February 8, 2024
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Fourth Quarter and Full Year 2023 Financial Results

Reports full year 2023 GAAP earnings from continuing operations of $1.96 per share

Delivers 2023 Operating (non-GAAP) earnings of $2.56 per share, above the midpoint of guidance

Provides 2024 operating guidance of $2.61 to $2.81 per share for the full year, a 7% increase over the 2023 guidance mid-point, driven by robust regulated growth

Introduces Energize365, a $26 billion capital investment plan from 2024 to 2028 to enhance the customer experience and support the energy transition

Targeted 6-8% long-term annual operating earnings per share growth with significantly improved earnings quality

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported full year 2023 GAAP earnings from continuing operations of $1.123 billion, or $1.96 per basic and diluted share, on revenue of $12.9 billion. This compares to 2022 GAAP earnings from continuing operations of $406 million, or $0.71 per basic and diluted share, on revenue of $12.5 billion. Results for both periods reflect the impact of special items listed below.

Driven by solid execution on capital deployment, cost discipline and operating performance, FirstEnergy delivered 2023 Operating (non-GAAP) earnings* of $2.56 per share, which was above the midpoint of the company’s guidance range. In 2022, Operating (non-GAAP) earnings were $2.41 per share.

“Throughout 2023, FirstEnergy employees demonstrated innovation, operational excellence and financial discipline to overcome challenges, drive our strategy and deliver on our financial commitments. It was pivotal year for FirstEnergy, in which we strengthened our foundation and greatly accelerated our progress toward our goal of becoming a premier utility,” said Brian X. Tierney, President and Chief Executive Officer. “In 2024, we plan to continue this transformation through customer-focused investments, financial and operational excellence and a relentless focus on continuous improvement.”

Outlook

FirstEnergy provided a 2024 earnings guidance range of $1.5 billion to $1.62 billion, or $2.61 to $2.81 per share, representing robust growth in its regulated businesses with significantly improved earnings quality from lower planned earnings contributions from legacy investments. In addition, the company is providing a guidance range of $275 million to $335 million, or $0.48 to $0.58 per share for the first quarter of 2024.

The company affirmed its long-term, 6% to 8% targeted annual operating earnings per share growth rate, which is based off the previous year’s operating earnings guidance midpoint and supported by the company’s refreshed and extended five-year capital investment plan, released today. A centerpiece of the forecast is Energize365, FirstEnergy’s $26 billion systemwide capital investment program from 2024-2028 focused on investments in the electric grid to deliver the energy customers depend on today, while also meeting the challenges and opportunities of the clean energy transition.

“Through a series of successful strategic actions, FirstEnergy is entering 2024 with a stronger, sustainable financial foundation that supports a robust and comprehensive long-term capital plan funded with strong cash from operations, regulated debt capital and the previously announced sale of a 30% interest in FET LLC, which is expected to close early this year. We are also pleased to announce Energize365, which is designed to better serve our customers by further enhancing our transmission and distribution systems to reduce power outages, increase resiliency and enable a smarter, cleaner energy future without compromising on affordability,” Tierney said.

Fourth Quarter Results

Fourth quarter 2023 GAAP earnings from continuing operations were $175 million, or $0.30 per basic and diluted share, on revenue of $3.2 billion. In the fourth quarter of 2022, the company reported a GAAP loss of $(403) million, or $(0.71) per basic and diluted share, on revenue of $3.2 billion. Results for both periods include the special items listed below.

Operating (non-GAAP) earnings* were $0.62 per share in the fourth quarter of 2023, above the midpoint of the company’s guidance range. Operating (non-GAAP) earnings in the fourth quarter of 2022 were $0.50 per share.

In the Regulated Distribution business, fourth quarter operating earnings were flat compared to the fourth quarter of 2022. In 2023, lower operating expenses, higher revenues related to utility investment programs, lower Ohio rate credits and new rates that went into effect in Maryland in October were offset by lower weather-related demand, a lower pension credit and higher interest expense from debt to fund the company’s capital investment programs.

Mild December temperatures drove a 1.3% decrease in total distribution deliveries for the fourth quarter of 2023 compared to the fourth quarter of 2022. Heating degree days during the quarter were 11% below normal and the fourth quarter of 2022. Usage decreased 4.9% among residential customers and 1.1% in the commercial sector, while industrial sales increased 2%.

On a weather-adjusted basis, distribution deliveries increased just over 1% in 2023 compared to the fourth quarter of 2022. Weather-adjusted sales to residential customers decreased slightly, while deliveries to commercial and industrial customers increased 2%.

In the Regulated Transmission business, fourth quarter 2023 operating results benefited from the company’s ongoing investment program and an adjustment associated with recovery of certain costs. Rate base increased by more than 9% from the fourth quarter of 2022.

In Corporate/Other, fourth quarter 2023 operating results improved as compared to the fourth quarter of 2022, primarily as a result of lower operating expenses and a lower consolidated effective tax rate, partially offset by higher interest expense primarily associated with the low-cost convertible debt offering in the first half of 2023.

Full Year 2023 Results

Full year 2023 Operating (non-GAAP) earnings benefited from lower operating expenses, continued growth from customer-focused regulated investments, stronger weather-adjusted load and a lower consolidated effective tax rate. These drivers offset the impact of lower weather-related demand, lower pension credits and higher financing costs.

Heating degree days in 2023 were 15% below normal and 14% below 2022, while cooling degree days were 15% below normal and 23% below 2022. This resulted in a 3% decrease in total distribution deliveries in 2023. On a weather-adjusted basis, overall load increased approximately 1% compared to 2022, comprising a 1.5% increase in residential sales, a slight increase in commercial deliveries and stronger industrial demand of nearly 1%.

FirstEnergy deployed $3.7 billion in capital investment in 2023, surpassing its original capital investment plan by $300 million despite continuing supply chain challenges. These customer-focused investments were aimed at modernizing and improving the reliability and resiliency of the transmission and distribution systems.

Consolidated GAAP Earnings (Losses) from Continuing Operations Per Share (EPS) to Operating (Non-GAAP) EPS* Reconciliation
	Three Months Ended Dec 31,		Year Ended Dec 31
	2023	2022	2023	2022
Earnings (Losses) Attributable to FirstEnergy Corp. from Continuing Operations (GAAP) - $M	$175	$(403)	$1,123	$406
Basic – Continuing Operations EPS (GAAP)	$0.30	$(0.71)	$1.96	$0.71
Excluding Special Items*:
Debt-related costs	—	0.02	0.05	0.25
Enhanced employee retirement and other related costs	0.03	—	0.13	—
FE Forward cost to achieve	0.01	0.01	0.09	0.03
Investigation and other related costs	0.03	0.03	0.10	0.08
Mark-to-market adjustments – Pension/OPEB actuarial assumptions	0.12	(0.13)	0.05	(0.13)
Strategic transaction costs	0.11	1.23	0.11	1.23
Regulatory charges	0.02	0.03	0.05	0.21
State tax legislative changes	—	0.01	—	0.01
Exit of generation	—	0.01	0.02	0.02
Total Special Items*	0.32	1.21	0.60	1.70
Operating EPS (Non-GAAP)	$0.62	$0.50	$2.56	$2.41

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic continuing operations EPS (GAAP) and Operating EPS (Non-GAAP) is based on 572 million and 571 million shares for the Fourth Quarter and Full Year 2022, respectively, and 574 million and 573 million shares for the Fourth Quarter and Full Year 2023, respectively.

Non-GAAP financial measures
* We refer to certain financial measures, including Operating earnings (loss), Operating earnings (loss) per share (“EPS”), including by segment, as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and exclude the impact of “special items,” as described below. Management uses these non-GAAP financial measures to evaluate the Company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the Company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is Continuing Operations EPS (GAAP), as reconciled in the above table. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding, which is 572 million shares for the fourth quarter of 2022, 571 million shares for full year 2022, 574 million shares for the fourth quarter of 2023, 573 million shares for the full year 2023, 575 million shares in the first quarter of 2024 and 576 million shares for the full year 2024.

A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without reasonable effort, predict the impact of these special items in the context of operating EPS guidance and long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Fourth Quarter 2023 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 10:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2023 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than six million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X, formerly known as Twitter, @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, rising interest rates, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our Energize 365 transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change , emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) other factors discussed herein and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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